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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                                RDA CORPORATION

                    Pursuant to Sections 242 and 245 of the
                      General Corporation Law of Delaware

          RDA Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, certifies to the Secretary of State of the State of Delaware as follows.

          FIRST: That this corporation was originally incorporated as "RDA Consultants Limited" on February 24, 1988 and amended its name to "RDA Corporation" on May 31, 2000.

          SECOND: That the Board of Directors has duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the written consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

          RESOLVED, that pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of RDA Corporation be amended and restated in its entirety as follows:

                                   ARTICLE I

          The name of the corporation is RDA Corporation (the "Corporation").

                                  ARTICLE II

          The address of the registered office of the Corporation in the State of Delaware is 1313 North Market Street, Wilmington, Delaware 19801 in the County of New Castle. The name of its registered agent at such address is the Company Corporation.

                                  ARTICLE III

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the "Act").
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                                  ARTICLE IV

          A.   Authorized Stock. The Corporation shall have authority to issue
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the following classes of stock, in the number of shares and at the par value as indicated opposite the name of the class:

                             Number of                 Par Value
                             ---------                 ---------
          Class              Shares Authorized         Per Share
          -----              -----------------         ---------

          Common Stock       75,000,000                $.001
          Preferred Stock    10,000,000                $.001

Each share of Common Stock shall have the same relative rights as and be identical in all respects to all other shares of Common Stock.

          B.   Stock Split.  As of 5:00 p.m., local time, on the date of filing
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of this Amended and Restated Certificate of Incorporation with the Delaware
Secretary of State) (the "Effective Time"), each share of Common Stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time ("Old Common Stock"), shall, automatically and without any action on the part of the holder thereof, be reclassified and changed, pursuant to a stock split, into 2.3547 shares of outstanding Common Stock of the Corporation, par value $.001 per share ("New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of New Common Stock into and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall thereupon be deemed for all corporate purposes to evidence ownership of New Common Stock in the appropriately reduced whole number of shares. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Corporation. If any New Certificate is to be issued in a name other than that in which it was issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the stock transfer tax stamps to the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for the their purchase, or establish to the satisfaction of the Corporation that such taxes are not payable. From and after the Effective Time, the amount of capital shall be represented by the shares of New Common Stock into which and for which the shares of Old Common Stock are reclassified, until thereafter reduced or increased in accordance with applicable law. All references elsewhere in this Amended and Restated Certificate of Incorporation to the "Common Stock" shall, after the Effective Time, refer to the New Common Stock.

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          C.   Dividends.  Subject to the rights of the holders, if any, of
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Preferred Stock, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be declared thereon by the Board of Directors of the Corporation (the "Board of Directors") and shall share equally on a per share basis in all such dividends.

          D.   Liquidation Rights.  In the event of any liquidation, dissolution
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or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Preferred Stock shall be entitled upon dissolution, liquidation or winding up, the assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of the shares of Common Stock.

          E.   Voting Rights.  Except as otherwise provided by the Act, the
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holders of Common Stock shall vote on all matters submitted to a vote of the stockholders of the Corporation. Each holder of Common Stock shall have one vote per share of Common Stock held by such holder on the date as of which the holders of Common Stock of record entitled to vote were determined. The right of a holder of shares of the Corporation to cumulate its votes in elections of directors is hereby denied.

          F.   Preferred Stock.  Preferred Stock may be issued from time to time
               ---------------
in one or more series. Subject to the other provisions of this Amended and Restated Certificate of Incorporation and any limitations prescribed by law, the Board of Directors is authorized to provide for the issuance of and issue shares of the Preferred Stock in series and, by filing a certificate pursuant to the laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The Board of Directors is authorized to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of any Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such series of Preferred Stock or pursuant to applicable law.

                                   ARTICLE V

          In furtherance and not in limitation of the power conferred by statute and applicable law, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation (the "Bylaws"). The Bylaws may be altered, amended, or repealed, or new Bylaws may be adopted, by the Board of Directors in accordance with the preceding sentence or by the vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote generally in the election of directors at an annual or special meeting of stockholders; provided that, if such alteration, amendment, repeal or adoption of new Bylaws is effected at a duly called special meeting, notice of such alteration, amendment,

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repeal or adoption of new Bylaws is contained in the notice of such special meeting. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this
Article V.

                                  ARTICLE VI

          A.   Number and Tenure of Directors.  Prior to the completion of the
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Corporation's initial public offering of its equity securities registered under the Securities Act of 1933, as amended (a "Public Offering"), the business and affairs of the Corporation shall be managed by, or under the direction of, a board of directors consisting of not less than one (1) nor more than fifteen
(15) directors. Upon completion of the Public Offering, the business and affairs of the Corporation shall be managed by, or under the direction of, a board of directors consisting of not less than four (4) nor more than fifteen (15) directors. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. Initially following the Public Offering, the number of directors shall be six (6). Prior to the completion of the Public Offering, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting or until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. Upon the completion of the Public Offering, the directors shall be divided into three classes, Class I, Class II and Class III with each class having as equal a number of members as reasonably possible. The initial term of office of the Class I, Class II and Class III directors shall expire at the first, second and third annual meeting of stockholders following the Public Offering, respectively. Beginning at the first annual meeting of stockholders following the Public Offering, at each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director, even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of stockholders in the year in which his or her term expires and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement or removal from office.

          B.   Removal and Vacancies.  Prior to the consummation of a Public
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Offering, directors may only be removed as provided in the Act. Following the consummation of a Public Offering, directors may only be removed for cause, except as otherwise provided by law, by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote generally in the election of directors. Except as required by law or the provisions of this Amended and Restated Certificate of Incorporation, all vacancies on the Board of Directors and newly-created directorships shall be filled by the Board of Directors in the manner provided in the Bylaws of the Corporation. Any director elected to fill a vacancy not

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resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

          C.   Directors Elected by Preferred Holders.  Notwithstanding the
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foregoing, whenever the holders of any one or more classes or series of
Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation and any resolutions of the Board of Directors applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI.

          D.   Required Vote.  Notwithstanding anything to the contrary
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contained in this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article VI.

                                  ARTICLE VII

          Meetings of stockholders may be held within or without the State of Delaware as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws. Election of directors need not be by written ballot unless the Bylaws so provide.

                                 ARTICLE VIII

          Any action required to be taken by the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate with any governmental body, if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by law concerning any vote of stockholders, that written consent had been given in accordance with the provisions of Section 228 of the Act, and that written notice has been given as provided in such section.


                                  ARTICLE IX

          No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for

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acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Act, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Act is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Act. Any repeal or modification of this Article IX by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article IX

                                   ARTICLE X

          No holder of any of the shares of stock of the Corporation, securities convertible into shares of stock of the Corporation, or options, warrants or other rights to purchase shares of stock of the Corporation, or of any class or series thereof, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or other securities of the Corporation, or any class or series thereof, whether now or hereafter authorized, other than such, if any, as the Board of Directors, in its sole discretion, may authorize, and at such price, upon such terms, and to such holders as the Board of Directors, in its sole discretion, shall fix.

                                  ARTICLE XI

          Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                    * * * *

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          THIRD:  The foregoing Amended and Restated Certificate of
Incorporation has been duly adopted by the Corporation's Board of Directors in accordance with the applicable provisions of Section 245 the General Corporation Law of the State of Delaware.

          FOURTH: The foregoing Amended and Restated Certificate of Incorporation has been duly authorized by the stockholders of the Corporation by unanimous written consent pursuant to Section 242 of the General Corporation Law of the State of Delaware.

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          IN WITNESS WHEREOF, the undersigned has signed this Amended and
Restated Certificate of Incorporation this __ day of __________, 2000.



                                        ______________________________________
                                        R. Donald Awalt
                                        Chief Executive Officer

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